                                  SCHEDULE 14A

                                 (RULE 14a-101)

                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO. ___ )

Filed by the registrant [X]

Filed by a party other than the registrant [ ]

Check the appropriate box:

[ ] Preliminary proxy statement.

[ ] Confidential, for Use of the Commission only (as permitted by Rule 14a-6(e)(2)).

[X] Definitive proxy statement.

[ ] Definitive additional materials.

[ ] Soliciting material pursuant to 14a-11(c) or Rule 14a-12.

                          FIRST MANITOWOC BANCORP, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

(2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
--------------------------------------------------------------------------------

(4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

(5) Total fee paid:

--------------------------------------------------------------------------------

[ ] Fee paid previously with preliminary materials.

--------------------------------------------------------------------------------

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount Previously Paid:

--------------------------------------------------------------------------------

(2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

(3) Filing Party:

--------------------------------------------------------------------------------

(4) Date Filed:

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

                          FIRST MANITOWOC BANCORP, INC.
                             402 NORTH EIGHTH STREET
                           MANITOWOC, WISCONSIN 54220
                                 (920) 684-6611

                                                                  March 12, 2004

Dear Shareholder:

         You are cordially invited to attend the Annual Meeting of Shareholders (the "Annual Meeting") of First Manitowoc Bancorp, Inc. (the "Corporation"), the holding company for First National Bank in Manitowoc, which will be held on Monday, April 19, 2004, at 7:00 p.m., Central Time, at the Inn on Maritime Bay, 101 Maritime Drive, Manitowoc, Wisconsin.

         The attached Notice of Annual Meeting of Shareholders and Proxy Statement describe the formal business to be conducted at the Annual Meeting. The Corporation's Form 10-K Annual Report for the fiscal year ended December 31, 2003 also is included in the Corporation's 2003 annual report (the "2003 Annual Report"). A copy of the 2003 Annual Report can be obtained from the Corporation's affiliate, First National Bank in Manitowoc, at 402 North 8th Street, Manitowoc, Wisconsin, 54220. We expect that the directors and officers of the Corporation, as well as representatives of the Corporation's independent auditors, will be present at the Annual Meeting and that they will have an opportunity to respond to any appropriate questions that our shareholders may have.

         It is very important that you be represented at the Annual Meeting regardless of the number of shares you own or whether you are able to attend the Annual Meeting in person. We urge you to mark, sign and date your proxy form today and return it in the envelope provided, even if you plan to attend the Annual Meeting. This will not prevent you from voting in person, but will ensure that your vote is counted if you are unable to attend.

         We hope that you will plan to attend our Annual Meeting on Monday, April 19. Hors d'oeuvres and refreshments will be served after the meeting.

Sincerely,

ROBERT S. WEINERT                                     THOMAS J. BARE
Chairman of the Board                                 President and Treasurer

                          FIRST MANITOWOC BANCORP, INC.
                             402 NORTH EIGHTH STREET
                           MANITOWOC, WISCONSIN 54220
                                 (920) 684-6611

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON APRIL 19, 2004

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the "Annual Meeting") of First Manitowoc Bancorp, Inc. (the "Corporation") will be held on Monday, April 19, 2004, at 7:00 p.m., Central Time, at the Inn on Maritime Bay, 101 Maritime Drive, Manitowoc, Wisconsin, for the following purposes, all of which are set forth more completely in the accompanying Proxy
Statement:

         (1) To re-elect three directors of the Corporation, each for three-year terms and in each case until their successors are elected and qualified; and

         (2) To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof. The Board of Directors is not aware of any other such business.

         The Board of Directors has fixed February 27, 2004 as the voting record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting and at any adjournments or postponements thereof. Only shareholders of record as of the close of business on that date will be entitled to vote at the Annual Meeting or at any adjournments or postponements thereof. In the event there are not sufficient votes for a quorum or to approve or ratify any of the foregoing proposals at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit further solicitation of proxies by the Corporation.

                                           BY ORDER OF THE BOARD OF DIRECTORS

Manitowoc, Wisconsin                       Rachel E. Wiegert
March 12, 2004                             Secretary

YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED REGARDLESS OF THE NUMBER YOU OWN. EVEN IF YOU PLAN TO BE PRESENT, YOU ARE URGED TO PROMPTLY COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE EITHER IN PERSON OR BY PROXY. ANY PROXY GIVEN MAY BE REVOKED BY YOU IN WRITING OR IN PERSON AT ANY TIME PRIOR TO THE EXERCISE THEREOF.

                          FIRST MANITOWOC BANCORP, INC.

                                 PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON APRIL 19, 2004

         This proxy statement is provided by the Board of Directors (the "Board") of First Manitowoc Bancorp, Inc. (the "Corporation") in connection with our annual meeting of shareholders (the "Annual Meeting"). It describes the proposals to be voted on at the Annual Meeting and the voting process, and includes certain other required information. This proxy statement will be included in the Corporation's 2003 Annual Report to Shareholders (the "2003 Annual Report") along with the Corporation's Form 10-K for the fiscal year ended December 31, 2003. The 2003 Annual Report, this Proxy Statement and the form of proxy ("proxy") are first being mailed to our shareholders on or about March 12, 2004.

         The Annual Meeting to which this proxy statement relates will be held at the Inn on Maritime Bay, 101 Maritime Drive, Manitowoc, Wisconsin, on Monday, April 19, 2004, at 7:00 p.m., Central Time, and at any adjournments or postponements thereof for the purposes set forth in the Notice of Annual Meeting of Shareholders.

                            ABOUT THE ANNUAL MEETING

PURPOSE OF MEETING

         At our Annual Meeting, shareholders will act upon the nomination of three directors for re-election. In addition, our management will report on the performance of the Corporation and will have the opportunity to respond to appropriate questions from shareholders.

RECORD DATE

         Each share of the Corporation's common stock issued and outstanding as of the close of business on February 27, 2004 (the "Record Date") is entitled to receive notice of and one vote on all items to be voted upon at the Annual Meeting. If you were a shareholder of record on the Record Date, you are entitled to vote all of the shares that you held on that date at the Annual Meeting, or any postponements or adjournments of the meeting.

OUTSTANDING SHARES AND QUORUM

         On the Record Date, there were 6,937,268 shares of common stock of the Corporation outstanding, and the Corporation had no other class of equity securities outstanding. The presence, in person or by proxy, of the holders of at least a majority of the total number of shares of outstanding common stock entitled to vote is necessary to constitute a quorum at the Annual Meeting. Thus the holders of common stock representing at least 3,468,635 votes will be required to establish a quorum.

ABSTENTIONS AND BROKER NON-VOTES

         Abstentions (i.e., shares for which authority is withheld to vote for a matter) are included in the determination of shares present and voting for purposes of whether a quorum exists. For the election of directors, abstentions will have no effect on the outcome of the vote because directors are elected by a plurality of the votes cast.

         Proxies relating to "street name" shares (i.e., shares held of record by brokers or other third party nominees) that are voted by brokers or other third party nominees on certain matters will be treated as shares present and voting for purposes of determining the presence or absence of a quorum. "Broker non-votes" (i.e., proxies submitted by brokers or third party nominees indicating that such persons have not received instructions from the beneficial owners or other persons entitled to vote shares as to a matter with respect to which the brokers or third party nominees do not have discretionary power to vote) will be considered present for the purpose of establishing a quorum, but will not be treated as shares entitled to vote on such matters.

VOTING

         ELECTION OF DIRECTORS. The proxy being provided by the Board of Directors enables a shareholder to vote for the election of the nominees proposed by the Board of Directors, or to withhold authority to vote for the nominees being proposed. Under the Wisconsin Business Corporation Law ("WBCL"), directors are elected by a plurality of the votes cast with a quorum present. The three nominees receiving the most votes will be elected directors.

SOLICITATION AND REVOCATION

         Shareholders are requested to vote by completing the enclosed proxy and returning it signed and dated in the enclosed postage-paid envelope. The proxy solicited hereby, if properly signed and returned to the Corporation and not revoked prior to its use, will be voted in accordance with the directions contained therein. Where no instructions are indicated, each proxy received will be voted:

         - FOR the election of the nominees for director named in this Proxy Statement; and

         - In accordance with the best judgment of the persons appointed as proxies upon the transaction of such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

Returning your completed proxy form will not prevent you from voting in person at the Annual Meeting should you be present and wish to do so.

         Any shareholder giving a proxy has the power to revoke it any time before it is exercised by (i) filing with the Secretary of the Corporation written notice thereof (Rachel E. Wiegert, Secretary, First Manitowoc Bancorp, Inc., 402 North Eighth Street, Manitowoc, Wisconsin 54220); (ii) submitting a duly executed proxy bearing a later date; or (iii) appearing at the Annual Meeting and giving the Secretary notice of his or her intention to vote in person. If you are a shareholder whose shares are not registered in your own name, you will need additional documentation from your record holder to vote personally at the Annual Meeting. Proxies solicited hereby may be exercised only at the Annual Meeting and any adjournment or postponement thereof and will not be used for any other meeting.

         The cost of solicitation of proxies by mail on behalf of the Board of Directors will be borne by the Corporation. Proxies also may be solicited by personal interview or by telephone, in addition to the use of the mail by directors, officers and regular employees of the Corporation and the Bank, without additional compensation therefor. The Corporation also has made arrangements with brokerage firms, banks, nominees and other fiduciaries to forward proxy solicitation materials for shares of Common Stock held of record by the beneficial owners of such shares. The Corporation will reimburse such holders for their reasonable out-of-pocket expenses. Proxies solicited hereby will be returned to the Board of Directors. In the event there are not sufficient votes for a quorum or to approve or ratify any proposal at the time of the Annual Meeting, the Annual Meeting may be adjourned or postponed in order to permit the further solicitation of proxies.

                   MATTER TO BE VOTED ON AT THE ANNUAL MEETING

                              ELECTION OF DIRECTORS

DIRECTOR NOMINEES

         This year there are three nominees for re-election to our Board of Directors to serve three-year terms. Each of the director nominees is a member of the Board of Directors of First National Bank in Manitowoc (the "Bank"), a wholly-owned subsidiary of the Corporation. Information regarding the business experience of each nominee is included below. No nominee is being proposed for re-election pursuant to any agreement or understanding between any person and the Corporation. We are not aware of any family relationships among any of the directors and/or executive officers of the Corporation.

         Unless otherwise directed, each proxy executed and returned by a shareholder will be voted FOR the election of the nominees for director listed below. At this time, the Board of Directors expects that all nominees will be available to serve as directors. If any person named as nominee should be unable or unwilling to stand for election at the time of the Annual Meeting, the proxies will nominate and vote for any replacement nominee or nominees recommended by the Board of Directors.

         The following is a summary of information with respect to the director nominees, including the name and age of each director nominee, his experience and other directorships, each of the positions and offices he holds with the Corporation, his term of office as director and all periods during which he has served as director of the Corporation.

 NAME AND AGE                                         EXPERIENCE
--------------                                        ----------
JOHN C. MILLER        Mr. Miller is the President and Sole Director of Miller-St. Nazianz, Inc., an
AGE: 61               international agricultural equipment manufacturer. He has been a director of the
                      Corporation and the Bank since 1996. During fiscal 2003, Mr. Miller served as a member of the Board's Audit Committee.

JOHN E.               Mr. Nordstrom is the co-founder and President of Omega Mfg. Corporation, which
NORDSTROM             provides the international paper industry with innovative converting machinery.
AGE: 68               Since 1992, Mr. Nordstrom has been a director of the Corporation and the Bank.

JOHN J. ZIMMER        Mr. Zimmer is the President of Management Advisory Group, LLC, which provides
AGE: 63               management consulting services to CEOs of growing companies. Mr. Zimmer first served as a director of the Corporation and the Bank from 1974 through 1980. In
                      1988, he again was elected to the Board of the Corporation and the Bank. He served as Chairman of the Board's Audit Committee and as a member of the Board's
                      Compensation Committee during fiscal 2003.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION TO THE BOARD OF DIRECTORS OF EACH OF THE NOMINEES.

VOTE REQUIRED

         A plurality of the Corporation's common stock present in person or represented by proxy and entitled to be voted at the meeting is required for election of directors.

                      BOARD STRUCTURE AND COMMITTEE MATTERS

COMPOSITION OF THE BOARD AND CONTINUING DIRECTORS

         The Articles of Incorporation and Bylaws of the Corporation provide that the Board of Directors of the Corporation shall be divided into three classes which are as equal in number as possible, and that the members of each class are to be elected for a term of three years and until their successors are elected and qualified. One class of directors is to be elected annually. A resolution of the Board of Directors of the Corporation adopted pursuant to the Corporation's Bylaws has established the number of directors at nine.

         The following information provided with respect to our incumbent directors, includes the name and age of each of the continuing director, his or her experience and other directorships, each of the positions and offices he or she holds with the Corporation, his or her term of office as director and all periods during which he or she has served as director:

 NAME AND AGE                                          EXPERIENCE
---------------                                        ----------
                                            DIRECTORS WHOSE TERMS EXPIRE IN 2005

THOMAS J. BARE        Mr. Bare serves as a director and President of the Corporation and the Bank. He
AGE: 65               serves on the Compensation Committees of the Board of Directors of the Corporation
                      and the Bank, respectively. He also serves as a director of FNBM Investment Corp., the Bank's investment subsidiary. Mr. Bare serves as a director of United
                      Financial Services, Inc, the Bank's data processing company, and as its Secretary and Treasurer. He is a director and Chairman of the Board of the Insurance Center of Manitowoc, Inc., the Bank's insurance subsidiary. Prior to joining the
                      Corporation in January 1977, Mr. Bare was employed by First National Bank of
                      Portage from October 1967 through January 1977 where he was involved in various operational and lending activities.

CRAIG A. PAULY        Mr. Pauly serves as the Business Administrator of St. Peter the Fisherman
AGE:  54              Catholic Parish, located in Two Rivers, Wisconsin. Mr. Pauly has been a director of the Corporation and the Bank since 1980.

KATHERINE M.          Ms. Reynolds is a partner in the Manitowoc office of Michael Best & Friedrich
REYNOLDS              LLP, a Milwaukee-based law firm. Her practice includes estate planning,
AGE: 53               business, real estate, and local government law. Ms. Reynolds has been a
                      Director of the Corporation and the Bank since 1992. She is a member of the
                      Board's Compensation Committee.

                                            DIRECTORS WHOSE TERMS EXPIRE IN 2006

JOHN M.               Mr. Jagemann is Vice President of Customer Relations of Arimon Technologies,
JAGEMANN              Inc., a manufacturer of electrical components. He is also a principal of Plan B
AGE: 58               LLC, Lindbergh Properties LLC, and Courthouse Pub LLC, food service and real estate management companies, respectively. Since 1996, Mr. Jagemann has been a
                      Director of the Corporation and the Bank. He serves as Chairman of the Board's
                      Compensation Committee.

JOHN M. WEBSTER       Mr. Webster is President and Chief Executive Officer of Crescent Woolen Mills
AGE: 58               Co., a manufacturer of woolen and synthetic yarns. In addition, he is Attorney of Counsel at the Law Offices of Winter, Fox & Stangel, LLP. Since 1998, Mr.
                      Webster has been a Director of the Corporation and the Bank. He serves as a member of the Board's Audit Committee.

NAME AND AGE                                         EXPERIENCE
------------                                         ----------
ROBERT S.             Mr. Weinert is Chairman and Treasurer of Crafts, Inc., a commercial roofing
WEINERT               company. He serves as a director and Chairman of the Board of Directors of the
AGE: 65               Corporation and the Bank. He has been a director of the Corporation and the Bank since 1979. Mr. Weinert is a member of both the Audit and Compensation
                      Committees of the Board.

MEETINGS OF THE BOARD AND MEMBER ATTENDANCE AT ANNUAL MEETING

         Regular meetings of the Board are held on a quarterly basis. In fiscal 2003, the Board held a total of four regular meetings and one special meeting. No incumbent director attended fewer than 75% of the (a) aggregate total number of meetings of the Board of Directors and (b) the total number of meetings of committees of the Board on which such director served during fiscal 2003.

         We encourage, but do not require, our Board members to attend the Corporation's annual meeting of shareholders. Each director attended the Corporation's 2003 Annual Meeting. We currently expect each director to attend the 2004 Annual Meeting.

SHAREHOLDER COMMUNICATIONS WITH THE BOARD

         Shareholders may communicate with the Board by writing to the Chairman of the Board c/o Corporate Secretary, First Manitowoc Bancorp, 402 North Eighth Street, Manitowoc, Wisconsin 54220. Under our policy, the Corporate Secretary reviews all correspondence and regularly forwards to the Board copies of all correspondence that, in the opinion of the Corporate Secretary, deals with the functions of the Board or committees thereof or that she otherwise determine requires the attention of the Board. Directors may at any time review correspondence addressed to the Board and request copies of such correspondence.

CERTAIN COMMITTEES OF THE BOARD

         The Board has designated two standing committees, the Audit Committee and the Compensation, Pension and Retirement Committee (the "Compensation Committee"). The entire Board acts as the Nominating Committee. Each of the Committees operates under a written policy adopted by the Board. You may review each of these policies on our website at www.bankfirstnational.com. See the table captioned "Committee Data" at "Summary Committee Data" for a summary of the composition and number of meetings of each of the standing committees and the Nominating Committee of the Board. Each committee member is a member of the similarly-designated committee of the Board of Directors of the Bank.

         AUDIT COMMITTEE

         The members of the Audit Committee are: Mr. Zimmer, who chairs the committee, and Messrs. Miller, Webster and Weinert. Each of the current Audit Committee members is an "independent director" as defined by SEC rules and in the Marketplace Rules of the National Association of Securities Dealers, Inc. ("NASDAQ") listing standards. The Board has determined that no member of the audit committee is an "audit committee financial expert" as defined in Item 401(h) of Regulation S-K. The Board believes that each Audit Committee member has sufficient knowledge in financial and auditing matters to serve on the committee. The Audit Committee is authorized to engage legal counsel or other experts or consultants as it deems appropriate to carry out its responsibilities. The Board will monitor and evaluate its need for an audit committee financial expert throughout fiscal 2004.

         The Audit Committee is responsible for the oversight of the quality and integrity of our financial statements, compliance with legal and regulatory requirements, the qualifications and independence of our independent auditors, the performance of our internal audit function and independent auditors and other significant financial matters. Among other things, the Audit Committee has the authority to,

         - retain, evaluate and, as necessary, terminate our independent auditors,*

         - review and approve the scope of the annual internal and external audit,

         - review and pre-approve the engagement of our independent auditors to perform non-audit services and the related fees,*

         - meet independently with our internal auditing staff, independent auditors and senior management;

         -        review the integrity of our financial reporting process,

         -        review our financial statements and disclosures and U.S.
                  Securities & Exchange Commission ("SEC") filings, and

         - review disclosures from our independent auditors regarding Independence Standards Board Standard No. 1.

----------------------

* Matters with respect to which the Audit Committee has sole authority to act.

         The Audit Committee also has the authority to obtain advice and assistance from, and receive appropriate funding from the Corporation for, independent outside legal, accounting and other professional advisors as the Audit Committee deems appropriate to fulfill its duties. The Audit Committee's report regarding its review of certain matters during fiscal 2003 is summarized in the "Report of the Audit Committee."

         COMPENSATION COMMITTEE

         COMPOSITION. Ms. Reynolds and Messrs. Bare, Jagemann, Weinert, and Zimmer comprise the Compensation Committee. Mr. Jagemann is chairman of the committee. The Compensation Committee is primarily responsible for review of the performance of our executive officers and other key employees and determines their compensation. Based on such reviews, it approves and reports to the Board on the elements of their compensation, including total cash compensation and benefits. Other specific duties of the Compensation Committee are to approve and monitor our benefit plan offerings, to review the overall wage structure, and to review the Board's annual retainer fee as well as other compensation for non-employee directors.

         COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION. In addition to serving on the Compensation Committee, Mr. Bare also serves as an executive officer of the Corporation and the Bank. Mr. Bare is President of the Corporation and of the Bank. While Mr. Bare excluded himself from any Compensation Committee discussion concerning his compensation, he did participate in Compensation Committee discussions concerning other executives' compensation. We are not aware of any interlocks, as defined under the rules and regulations of the Securities and Exchange Commission, between the Compensation Committee and corporate affiliates of members of the Compensation Committee. During fiscal 2003, the Corporation did not pay separate compensation to its executive officers and did not have any salaried employees.

         NOMINATING COMMITTEE

         All members of the Board serve as the Nominating Committee. The Nominating Committee meets at least once each year in connection with the annual meeting of shareholders and such additional times as it deems necessary to perform its duties. Among other things, the Nominating Committee has responsibility for proposing a slate of directors for election by our shareholders at each annual meeting and to appoint candidates to fill any vacancies on the Board. In addition, the Nominating Committee annually evaluates the size and composition of the Board and its committees and makes recommendations to the full Board based on the results of its evaluation. The Nominating Committee has the authority to delegate its duties, where appropriate.

         NOMINEES CONSIDERED. The Nominating Committee will consider nominees recommended by (i) any current director, (ii) the Corporation's executive officers and senior management and (iii) any shareholder, provided that such shareholder's recommendations are made in accordance with the procedures described in this proxy statement under "Shareholder Nominations." Shareholder's nominees that comply with these procedures will receive the same consideration that nominees from other sources receive.

         NOMINEE SELECTION. In evaluating potential nominees, the Nominating Committee takes into account all factors it considers appropriate, which include, a nominee's:

         -        professional and personal ethics and values,

         - experience as a board member or senior officer of a company similar to us, or service or as an officer of a publicly-traded company or a prominent company in one of our primary geographic markets,

         -        current occupation and technical skills,

         - ability and commitment to represent the interests of the shareholders of the Company and to enhance shareholder value; and

         -        independence and potential conflicts of interest.

In addition, the Nominating Committee evaluates whether the nominee's skills are complementary to the existing Board members' skills, and the Board's needs for operational, management, financial, or other expertise. In connection with this evaluation, the Nominating Committee determines whether to interview the nominees that meet the core criteria. Our President and one or more members of the Nominating Committee then interview nominees selected for interview by telephone or in person. After completing this evaluation and interview, the Nominating Committee determines the nominees who should be considered for Board membership. Based, in part, on the Nominating Committee's recommendation, the full Board selects nominees that best suit the Board's needs. In fiscal 2003, the Nominating Committee met once regarding its recommendations for the 2004 annual meeting.

         SUMMARY COMMITTEE DATA. The following table summarizes the composition of each of the standing committees of the Board and the number of meetings held by each committee.

                                COMMITTEE DATA
------------------------------------------------------------------------
      DIRECTORS                              COMMITTEES
-------------------              ---------------------------------------
                                 AUDIT      COMPENSATION      NOMINATING
EMPLOYEE DIRECTORS:

                                COMMITTEE DATA
------------------------------------------------------------------------
          DIRECTORS                            COMMITTEES
---------------------------------    -----------------------------------
                                     AUDIT    COMPENSATION    NOMINATING
Thomas J. Bare                                     X              X

NON-EMPLOYEE DIRECTORS:

John M. Jagemann                                   X*             X

John C. Miller                         X                          X

John E. Nordstrom                                                 X

Craig A. Pauly                                                    X

Katherine M. Reynolds                              X              X

John M. Webster                        X                          X

Robert S. Weinert                      X           X              X*

John J. Zimmer                         X*          X              X

NUMBER OF MEETINGS IN FISCAL 2003      3           2              1

Table References:

X = Committee Member                    X* = Committee Chair

COMPENSATION OF DIRECTORS

         BOARD FEES

         In fiscal 2003, each member of the Board received $3,000 annual compensation for service in that capacity. Each member of the Board of Directors of the Bank received $9,100 annual compensation for their service in that capacity. The Chairman of the Board of Directors of the Bank, Robert S. Weinert, received $11,700 annual compensation for service in that capacity. Directors who are employees of the Bank receive no compensation for attending committee meetings of the Bank's Board of Directors.

         DIRECTORS' DEFERRED COMPENSATION PROGRAM

         Under a non-qualified deferred compensation plan, the Bank permits directors to defer part of their compensation and fees. The Bank purchases life insurance policies on the director's life, with the Bank as owner and beneficiary. The policies will be used by the Bank to fund the payments to the directors. The total deferred compensation to be paid to a director shall be an amount equal to the director's deferral account balance as of the close of the plan year during which the director retired, died, terminated or became disabled.

         During the fiscal year ended December 31, 2003, the Directors deferred $94,000 under this plan and the Corporation contributed $116,000 (interest). The estimated present value of annual benefits payable upon retirement for a period of ten (10) years to each current Director is as follows: Thomas J. Bare - $44,000; John M. Jagemann - $59,000; John C. Miller - $42,000; John E. Nordstrom - $36,000; Craig A. Pauly - $122,000; Katherine M. Reynolds - $170,000; John M. Webster - $58,000; Robert S. Weinert - $70,000; and John J. Zimmer - $59,000.

                            COMMON STOCK OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth the beneficial ownership (except as otherwise indicated) of shares of the Corporation's common stock as of February 27, 2004 (except as otherwise noted below) by (i) each shareholder known to the Corporation to beneficially own more than 5% of the shares of Common Stock outstanding as disclosed in certain reports regarding such ownership filed with the Securities and Exchange Commission in accordance with Sections 13(d) or 13(g) of the Exchange Act, (ii) each director and director nominee of the Corporation, (iii) each of the executive officers of the Corporation named in the Summary Compensation Table below, and (iv) all directors and executive officers as a group.

                                                                                               COMMON STOCK

                                                                                         NUMBER          PERCENT
                                                                                           OF              OF
BENEFICIAL OWNER                                                                         SHARES           CLASS
                                                                                         -------         -------
Directors:
     Thomas J. Bare (1).............................................................     584,093           8.4%
     John M. Jagemann...............................................................      83,080           1.2
     John C. Miller (2).............................................................       7,920             *
     John E. Nordstrom .............................................................         100             *
     Craig A. Pauly (3).............................................................      72,776           1.0
     Katherine M. Reynolds..........................................................       3,438             *
     John M. Webster (4)............................................................       6,400             *

     Robert S. Weinert................................................................      90,372           1.3
     John J. Zimmer (5)...............................................................      17,448             *

Executive Officers who are not Directors:

     Joseph W. Debilzen (6)...........................................................      42,006             *
     Daniel J. Lalko (7)..............................................................      28,656             *
     Charles P. Riley.................................................................       2,758             *
     Paul H. Wojta (8)................................................................      62,285             *
     All directors and executive officers of the Corporation and the Bank as a group.    1,001,332          14.6

-----------------------------

* Represents less than 1% of the total number of shares of Common Stock outstanding on the Voting Record Date.

(FOOTNOTES CONTINUED ON FOLLOWING PAGE)

         (1) Includes 109,300 shares held by Thomas J. Bare as an individual; 70,953 shares held in First National Bank 401(k) Profit Sharing F/B/O Thomas J. Bare; 63,932 shares held in I/N/O Suzanne E. Bare Trust; 61,360 shares held in I/N/O Joanna M. Bare; 55,254 shares held in I/N/O Jonathan L. Bare; 55,834 held in I/N/O Virginia S. Bare Custodian for Michael A. Bare; 2,900 shares held in Manbank & Co. I/N/O Thomas J. Bare Custodial IRA; 156,060 shares held in the name of Virginia S. Bare Trust; and 8,500 shares held I/N/O Thomas J. and Virginia
                  S. Bare.

         (2) Includes 308 shares held by John C. Miller as an individual; and 7,612 shares held F/B/O John C. Miller IRA.

         (3) Includes 53,040 shares held by Craig A. Pauly as an individual; 4,824 shares held in the name of Craig A. and Cynthia Pauly JT; 13,936 shares held in Manbank & Co. I/N/O Craig A. Pauly Custodial IRA; and 976 shares held in Manbank & Co. I/N/O Cynthia Pauly Custodial IRA.

         (4) Includes 4,800 shares held by John M. Webster as an individual; 1,300 shares held F/B/O John M. Webster IRA; and 300 shares held I/N/O Karen Webster.

         (5) Includes 14,448 shares held by John J. Zimmer as an individual; 2,000 shares held F/B/O John J. Zimmer IRA; and 1,000 shares held F/B/O Bernadine Zimmer IRA.

         (6) Includes 39,090 shares held in First National Bank 401(k) Profit Sharing Plan F/B/O Joseph W. Debilzen; 1,736 shares held in Manbank & Co. I/N/O Janet Debilzen Custodial IRA; 652 shares held in Manbank & Co. I/N/O Joseph W. Debilzen Custodial IRA; and 528 shares held I/N/O Janet L. Debilzen and Joseph W. Debilzen.

         (7) Includes 17,962 shares held by Daniel J. Lalko as an individual; 628 shares held in the name of Daniel J. Lalko and Ann E. Lalko JT; 5,495 shares held in Manbank & Co. I/N/O Daniel J. Lalko Custodial IRA; 1,636 shares held in Manbank & Co. I/N/O Ann E. Lalko Custodial IRA; and 2,935 shares held in First National Bank 401(k) Profit Sharing Plan F/B/O Daniel J. Lalko.

         (8)      Includes 29,018 shares held in the name of Paul H. and Jeanne
                  C. Wojta; and 33,267 shares held in First National Bank 401(k) Profit Sharing Plan F/B/O Paul H. Wojta.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Exchange Act requires the Corporation's directors and executive officers, and persons who own more than ten percent of the shares of the Corporation's common stock outstanding, to file reports of ownership and changes in ownership with the SEC by certain dates. Based upon our review of filings with the SEC, we believe that, during the fiscal 2003, all of our directors and executive officers complied with all Section 16(a) filing requirements. Based on a review of filings with the Securities and Exchange Commission, the Corporation is not unaware of any holders of more than 10% of the outstanding shares of the Corporation's common stock during fiscal 2003.

               INDEBTEDNESS OF MANAGEMENT AND CERTAIN TRANSACTIONS

         In accordance with the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended, all loans to officers, directors, greater than five percent shareholders, and any affiliates thereof, are made on the same terms, including interest rates, loan fees, and collateral as those prevailing at the time for comparable transactions with the general public and must not involve more than the normal risk of repayment or present other unfavorable features. During 2003, no director or executive officer of the Corporation or the Bank had loans outstanding at preferred interest rates from the Corporation or the Bank.

         All transactions between the Corporation or the Bank and executive officers, directors, holders of 10% or more of the shares of any class of Common Stock of the Corporation and affiliates thereof, will contain terms no less favorable to the Corporation or the Bank than could have been obtained by them in arms' length negotiations with unaffiliated persons and are approved by a majority of outside directors of the Corporation or the Bank, as applicable, not having any interest in the transaction.

                COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

SUMMARY COMPENSATION TABLE

         During fiscal 2003, the Corporation did not pay separate compensation to its executive officers. The following table summarizes the total compensation paid for the past three years by the Bank to its President and the next highest paid executive officers of the Bank and its subsidiaries whose compensation, based on salary and bonus, exceeded $100,000 during the Corporation's fiscal years ended December 31, 2003, 2002 and 2001.

                           SUMMARY COMPENSATION TABLE

                                                      ANNUAL COMPENSATION
                                                      --------------------       ALL OTHER
       NAME AND PRINCIPAL POSITION          YEAR       SALARY       BONUS      COMPENSATION*
-----------------------------------------   ----      --------     -------     -------------
Thomas J. Bare...........................   2003      $252,000     $60,000        $15,280
     President                              2002       240,000      50,000         14,945
                                            2001       232,000      40,000         12,331

Daniel J. Lalko..........................   2003      $123,000     $15,000        $11,893
     Senior Vice President                  2002       118,500      13,000         11,224
                                            2001       115,000      12,000         10,155

Charles P. Riley.........................   2003      $117,000      $5,000        $10,647
     Senior Vice President                  2002       113,300       4,000         10,507
                                            2001       110,000       3,500          9,505

Paul H. Wojta............................   2003      $100,000     $18,000        $10,340
     Senior Vice President                  2002        95,000      16,000          9,830
                                            2001        90,000      15,000          9,034

------------------------------
* Other compensation includes amounts contributed by the Bank pursuant to a 401(k) Profit Sharing Plan and Trust that covers substantially all employees. Each year, the Bank contributes a matching contribution equal to 35% of the participant's deferral, up to 10% of the employee's salary to a maximum of $12,000 for participants 50 years of age or less and $14,000 for participants older than 50 years; and a discretionary amount determined each year by the Board of Directors. For 2003, the discretionary amount was established at 5.19% of compensation.

SALARY CONTINUATION PLAN

         In 1998, the Bank entered into a salary continuation plan with Thomas
J. Bare, its President, which provided for post-retirement cash benefit payments to Mr. Bare beginning at age 65.

         In 2003, the salary continuation plan was revised to delay Mr. Bare's retirement from the age of 65 to the age of 70. As a result of the delay in retirement, the estimated annual cash benefit payment upon retirement increased from $80,600 to $102,868. The term for the estimated annual cash benefit payment remained at 15 years.

              COMPENSATION, PENSION AND RETIREMENT COMMITTEE REPORT

                            ON EXECUTIVE COMPENSATION

This Compensation, Pension and Retirement Committee Report will not be deemed incorporated by reference by any general statement into any filing under the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), except to the extent the Corporation specifically incorporates such information by reference, and will not otherwise be deemed filed under the Securities Act or the Exchange Act.

COMPENSATION COMMITTEE

         The Compensation, Pension and Retirement Committees of the Corporation and of the Bank (referred to herein as the "Compensation Committee") are responsible for recommending to the Board of Directors of the Corporation the levels of compensation and benefits for executive officers of the Corporation. The Compensation Committee has prepared the following report at the direction and approval of the Board for inclusion in this Proxy Statement.

EXECUTIVE COMPENSATION POLICIES AND PLANS

         The Compensation Committee uses the concept of total compensation in structuring a combination of base salary, cash bonus, long-term compensation and perquisites for executive officers. It is the intent of the Compensation Committee to recommend a base salary for executive officers that is comparable to the median pay level of executives of similarly-sized financial institutions based upon available competitive market data. The Compensation Committee uses published compensation survey data to review competitive rates of pay, to establish salary ranges and to recommend base salary and bonus pay levels. Based upon such review, for fiscal 2003, the average increase in base salary for the four highest paid executive officers (other than Mr. Bare) was 4.3%. The Company's executives, in general, will receive a level of compensation (base salary plus cash bonus) at or above the median annual compensation paid by financial competitors of the Corporation.

         The Compensation Committee also recognizes that "compensation" (as that term is defined in Section 162(m) of the Internal Revenue Code) in excess of $1,000,000 per year to an executive officer is not deductible by the Company unless such compensation is performance-based compensation approved by the shareholders of the Company and thus, is not "compensation" for purposes of complying with the limit on deductibility. The Committee has been advised that no executive officer of the Company received compensation in fiscal 2003 that will result in the loss of a corporate federal income tax deduction under
Section 162(m) of the Internal Revenue Code.

ANNUAL CASH BONUS PLAN

         The factors used in measuring the Company's performance under the Annual Cash Bonus Plan are a weighted combination of ROA and ROE and bonuses paid by peer financial institutions. The peer group includes a group of similarly sized publicly traded financial institutions. The Compensation Committee reviews the threshold, target and maximum ROA and ROE levels, and percentage of bonus award to be based upon ROA and ROE, respectively, after evaluation of the Company's strategic business plan and other factors the board deems appropriate. Cash bonus payments are made to participants at the end of the fiscal year.

         In general, if financial performance is below the threshold level, no bonus compensation will be earned. Individual award targets vary by executive group (President, Senior Vice Presidents, Department Managers, Managers and Supervisors) and are established on base salary.

PRESIDENT COMPENSATION IN FISCAL 2003

         In establishing the compensation of Mr. Bare for fiscal 2003, the Compensation Committee specifically considered the Corporation's and the Bank's overall operating performance. The Compensation Committee also considered the individual performance of Mr. Bare who serves as President of the Corporation and the Bank, including his performance and ability to develop, train and motivate a competent management team and to execute the directives of the Board, as well as to manage the Bank and the Corporation in a profitable manner consistent with our Code of Ethics.

         Mr. Bare's base salary for fiscal 2003 was $252,000, a 5.0% increase over fiscal 2002. The base salary adjustments reflected the Compensation Committee's recommendation to pay him a base salary that was representative of comparable financial institutions of similar asset size and performance.

         Based upon the Compensation Committee's assessment of the Corporation's and the Bank's performance, as well as Mr. Bare's individual performance, Mr. Bare received a cash bonus of $60,000.

                                                COMPENSATION, PENSION
                                                AND RETIREMENT COMMITTEE

                                                THOMAS J. BARE
                                                JOHN M. JAGEMANN
                                                KATHERINE M. REYNOLDS
                                                ROBERT S. WEINERT
                                                JOHN J. ZIMMER

                             AUDIT COMMITTEE REPORT

This Audit Committee Report will not be deemed incorporated by reference by any general statement into any filing under the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), except to the extent the Corporation specifically incorporates such information by reference, and will not otherwise be deemed filed under the Securities Act or the Exchange Act.

AUDIT COMMITTEE COMPOSITION AND FUNCTION

         The Board has appointed a four-member Audit Committee, which currently consists of Messrs. Miller, Webster, Weinert and Zimmer (Chairman). The Audit Committee acts pursuant to a written charter adopted by the Board that is available on the Corporation's website at www.bankfirstnational.com. In accordance with its charter, the Audit Committees responsibilities include assisting the Board in its oversight responsibilities regarding our auditing, accounting and financial reporting process. Consistent with this function, the Audit Committee encourages continuous improvement of, and adherence to, our policies, procedures and practices at all levels related to the financial control and reporting process. In addition, the Audit Committee is responsible for the selection of the Corporation's independent auditors. The Audit Committee's primary duties and responsibilities are outlined in the charter.

         Our management is responsible for the Corporation's financial reporting process, including systems of internal controls, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. Our independent auditors, Wipfli LLP ("Wipfli"), are responsible for auditing our financial statements and expressing an opinion as to their conformity with generally accepted accounting principles. Members of the Audit Committee are not professionally engaged in the practice of accounting or auditing and it is not the Audit Committee's duty or responsibility to conduct auditing or accounting reviews or procedures. Therefore, the Audit Committee has relied, without independent verification, on management's representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States of America and on the representations of Wipfli included in their report on our financial statements. The Audit Committee's oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee's considerations and discussions with management and Wipfli do not assure that our financial statements are presented in accordance with generally accepted accounting principles, that the audit of our financial statements has been carried out in accordance with generally accepted auditing standards or that Wipfli is in fact "independent."

AUDIT COMMITTEE ACTIONS IN FISCAL 2004

         In fiscal 2004, in connection with its oversight function, the Audit Committee met with Wipfli. Pursuant to Statement on Auditing Standards ("SAS") No. 90 (Audit Committee Communications), Wipfli discussed various matters relating to our financial results for fiscal 2003 and discussed matters required to be discussed by SAS No. 61 (Communication with Audit Committees). Wipfli also provided the Audit Committee with the written disclosures required by Independence Standards Board Standard No.1 (Independence Discussions with Audit Committees), disclosing any relationships between Wipfli and us and stating that in its professional judgment Wipfli believes that it is "independent" with respect to us within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934.

         The Audit Committee also has reviewed written confirmations from management that there were no information technology consulting services relating to financial information systems design and implementation and internal audit services ("non-audit services") provided by Wipfli in fiscal 2003. The Audit Committee has considered whether the provision of such non-audit services by Wipfli to us is compatible with maintaining Wipfli's independence and has discussed with them their independence.

         Each year the Audit Committee is responsible for providing the board of directors with a recommendation as to whether our annual financial statements should be included in our annual report on Form 10-K filed with the SEC. Based on the Audit Committee's discussions with our management and Wipfli concerning the fiscal 2003 audit, the financial statements and related review process and other matters deemed relevant and appropriate by the Audit Committee, and subject to the limitations on the role and responsibilities of the Audit Committee referred to above and in the charter, the Audit Committee met in March 2004 to issue this Audit Committee Report and recommended to the board that fiscal 2003 financial statements be included in the 2003 annual report on Form 10-K filed with the SEC.

                                                       Audit Committee
                                                       JOHN C. MILLER
                                                       JOHN M. WEBSTER
                                                       ROBERT S. WEINERT
                                                       JOHN J. ZIMMER

                                RELATIONSHIP WITH
                              PRINCIPAL ACCOUNTANT

AUDIT COMMITTEE APPOINTMENT OF INDEPENDENT AUDITOR

         The financial statements of the Corporation for the year ended December 31, 2003, have been audited by Wipfli LLP, independent public accountants ("Wipfli"). A representative of Wipfli is expected to attend the Annual Meeting and will have an opportunity to make a statement. We also expect the Wipfli representative attending the Annual Meeting to be available to respond to appropriate questions.

         The Audit Committee has reappointed Wipfli as the independent public accountants to audit the Corporation's financial statements for the fiscal year ending December 31, 2004.

         In appointing Wipfli as the Corporation's independent auditors for the fiscal year beginning January 1, 2004, the Audit Committee considered whether Wipfli's provision of services other than audit services are compatible with maintaining its independence. The Audit Committee believes that the engagement of Wipfli by the Corporation for audit services and tax and other consulting services is compatible with the independence of Wipfli.

INDEPENDENT AUDITOR FEES AND SERVICES

         The following summarizes the fees paid or accrued by the Corporation for professional services rendered by Wipfli for the audit of the Corporation's annual financial statements for fiscal 2003 and fiscal 2002, and for audit-related services, tax services and all other services performed by Wipfli for fiscal 2003 and 2002.

                                                    FISCAL 2003                      FISCAL 2002
                                           $ AMOUNT        % OF TOTAL       $ AMOUNT         % OF TOTAL
                                           --------        ----------       --------         ----------
AUDIT FEES(1)          ..............      $ 83,735            77%          $ 72,000            49%

AUDIT RELATED FEES (2) ..............        12,515            11%            13,300             9%

TAX FEES(3)            ..............         8,190             8%             7,700             5%

ALL OTHER FEES(4)      ..............         4,120             4%            54,600            37%

TOTAL                                      $108,560           100%          $147,600           100%

-------------------------------

(1) Professional service fees for (i) the audit of the Corporation's annual financial statements for fiscal 2003 and 2002, and (ii) the review of the financial statements included in the Corporation's Quarterly Reports on Form 10-Q for fiscal 2003 and 2002 and (iii) services that are normally provided by our independent auditor in connection with statutory and regulatory filings or engagements.

(2) Professional service fees for assurance and related services that are reasonably related to the performance of the audit or review of the Corporation's financial statement, which are not reported under "Audit Fees." In both fiscal 2003 and fiscal 2002, these services included audit of employee benefit plan audits, trust department audits, internal control reviews and consultation concerning financial accounting and reporting standards.

(3) Professional service fees for tax compliance, tax planning, and tax advice with respect to preparation of the Corporation's and the Bank's tax forms, and other tax matters affecting the Corporation or the Bank. In both fiscal 2003 and fiscal 2002, these services included preparation of federal and state tax returns, assistance with tax audits, and other miscellaneous tax consulting.

(4) Professional service fees and other amounts for services performed and products provided in addition to the audit and tax services described above under "Audit Fees," "Audit Related Fees" and "Tax Fees." Other fees for 2003 consisted of compliance matters, data extraction software training, and other miscellaneous services. In comparison, 2002 consisted of a profit improvement examination, acquisition related services, and other miscellaneous consultations. The profit improvement examination was a one time engagement completed in 2002.

PRE-APPROVAL OF CERTAIN FEES

         The Audit Committee has adopted a policy for the pre-approval of services provided by our independent auditors. Under the policy, pre-approval is generally provided for up to one year, is detailed as to the particular service or category of services, and is subject to a specific budget. In addition, the Audit Committee may pre-approve particular services on a case-by-case basis. For each proposed service, our independent auditor is required to provide detailed back-up documentation at the time of approval. The Audit Committee may delegate pre-approval authority to one or more of its members. Such a member must report any decisions to the full Audit Committee at the next scheduled meeting.

         In fiscal 2003, the Audit Committee pre-approved all audit-related and permissible non-audit-related services provided by independent auditors. These services included audit services, audit-related services, tax services and other services. The Corporation's internal auditor monitors whether the services provided by the independent auditor are in compliance with pre-approval policies and procedures.

                             STOCK PERFORMANCE GRAPH

         The following graph compares the yearly cumulative total return on the Common Stock measured at each of the Corporation's last five year ends with (i) the Russell 2000 Index and (ii) the Nasdaq Bank Index. The cumulative returns set forth in the graph assume an initial investment of $100.00 was invested in the common stock of the Corporation and each index on December 31, 1998, and that all dividends were reinvested into additional shares of the same class of equity securities at the frequency with which dividends were paid on such securities during the applicable comparison period.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
                FIRST MINTOWOC BANCORP, INC.,RUSSELL 2000 INDEX,
                                AND NASDAQ BANK

[LINE GRAPH]

                                 1998       1999         2000         2001        2002         2003
                                -------    -------      -------      -------     -------      -------
First Manitowoc Bancorp,        $100.00    $158.19      $198.94      $220.78     $231.54      $246.87
Inc.,*
                                -------    -------      -------      -------     -------      -------
Russell 2000 Index              $100.00    $121.26      $117.60      $116.39     $ 91.27      $134.40
                                -------    -------      -------      -------     -------      -------
Nasdaq Bank                     $100.00    $ 92.02      $105.52      $116.15     $121.40      $157.74
                                =======    =======      =======      =======     =======      =======

*Restated for the 25% stock dividend (five-for-four stock split) effective April 16, 1999, and the two-for-one stock splits effective June 30, 2000 and October 18, 2002.

                      SHAREHOLDER NOMINATIONS AND PROPOSALS

PROCEDURE FOR RECOMMENDING DIRECTOR NOMINEES TO THE NOMINATING COMMITTEE

         If you wish to recommend nominees for membership on the Corporation's Board to the Nominating Committee, you must submit your recommendation in writing to the Nominating Committee, c/o Corporate Secretary, First Manitowoc Bancorp, Inc., 402 North Eighth Street, Manitowoc, Wisconsin 54220. The submission must include:

         - your name and address as they appear on the Corporation's books;

         - the number of shares of the Corporation's common stock which are beneficially owned by the you;

         - a representation of the shareholder that you are the beneficial owner of shares entitled to vote at the meeting at which the nominee may be considered and intends to appear in person or by proxy at the meeting to make the nomination if the nominee is selected by the Nominating Committee,

         - the name, age, business address and residence address of each nominee proposed in such notice,

         -        the principal occupation or employment of each nominee,

         - the number of shares of the common stock of the Corporation beneficially owned by each such nominee,

         - a description of all arrangements or understandings between you and such nominees and any other person (naming such person) pursuant to which the nomination is to be made by the nominating shareholder,

         - such other information as would be required to be included, or would be otherwise required to be disclosed, in a proxy statement soliciting proxies for the election of the proposed nominee pursuant to Regulation 14A of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any information that would be required to be included had the nominee been nominated by the Board of Directors, and

         - the written consent of each nominee to be named in a proxy statement as a nominee and to serve, if elected, as a director.

         It is the policy of the Nominating Committee to consider all timely submitted shareholder nominations for membership on the Board of Directors. See "Nominating Committee - Nominee Selection" for a summary of the Nominating Committee's selection process. We did not receive any director nominations from shareholders in connection with the 2004 Annual Meeting.

DEADLINE FOR MAKING DIRECTOR NOMINATIONS

         ANNUAL MEETING OF SHAREHOLDERS

         If you intend to nominate someone for election to the Board at the Corporation's 2005 Annual Meeting of shareholders, you must give written notice* to the Corporation's Corporate Secretary not less than 90 days nor more than 120 days prior to the date specified in the Corporation's Bylaws for the Annual Meeting, which currently is established as the third Monday of April or at such other time and date as may be fixed by or under the authority of the Board.

         SPECIAL MEETING OF SHAREHOLDERS

         If you intend to nominate someone for election to the Board in connection with an election to be held at a special meeting of shareholders for the election of directors, you must give written notice* to the Corporation's Corporate Secretary at the close of business on the tenth day following the date on which notice of such meeting is first given to shareholders.

--------------------------------
*Each written notice of a shareholder nomination shall set forth the information outlined above under "Shareholder Nominations And Proposals - Procedure for Recommending Director Nominees to the Nominating Committee."

DEADLINE FOR INCLUDING SHAREHOLDER PROPOSALS IN 2005 PROXY MATERIALS

         We will consider for inclusion in our proxy materials your proposals relating to the Annual Meeting (for fiscal year ended December 31, 2004) to be held in April 2005, if you submit your proposal in writing to the Corporate Secretary no later than November 15, 2004. You should send your proposal to 402 North Eighth Street, Manitowoc, Wisconsin 54220, c/o Corporate Secretary. We recommend that you send any such proposals by certified mail and request a return receipt. Nothing in this section shall be deemed to require the Corporation to include in its proxy statement and proxy relating to the 2005 Annual Meeting any shareholder proposal which does not meet all of the requirements for inclusion established by the SEC in effect at the time such proposal is received.

DEADLINE FOR SHAREHOLDER NOMINATION OR PROPOSAL TO BE MADE AT THE 2005 ANNUAL MEETING

         If your nomination or proposal is not submitted for inclusion in the Corporation's proxy materials pursuant to Rule 14a-8 under the Exchange Act, such nominations and proposals may be brought before an annual meeting pursuant to Article II, Section 2.04 of the Corporation's Bylaws, which provides that business at an annual meeting of shareholders must be properly brought before the meeting (a) by or at the direction of the Board of Directors or (b) by a shareholder. For business to be properly brought before an annual meeting, you must have given timely notice thereof in writing to the Corporate Secretary. To be timely, your notice must be delivered to or mailed and received at 402 North Eighth Street, Manitowoc, Wisconsin 54220 not less than 90 days nor more than 120 days prior to the date specified in the Corporation's Bylaws for the Annual Meeting, which currently is established as the third Monday of April or at such other time and date as may be fixed by or under the authority of the Board of Directors. A shareholder's notice must set forth as to each matter the shareholder proposes to bring before an annual meeting (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the meeting, (b) your name and address, as they appear on the Corporation's books, (c) the number of shares of common stock of the Corporation which are beneficially owned by you, and (d) any material interest you may have in such business, (e) your reasons for conducting such business at such time.

DISCRETIONARY VOTING OF 2005 PROXIES

         Pursuant to Rule 14a-4(c) under the Exchange Act and Article II,
Section 2.04 of the Corporation's Bylaws, if a shareholder who intends to present a proposal at the 2005 Annual Meeting fails to notify the Corporation of such proposal by January 15, 2005, then the management proxies named in the form of proxy distributed in connection with the Corporation's proxy statement would be allowed to use their discretionary voting authority to address the proposal submitted by the shareholder, without discussion of the proposal in the proxy statement.

                                  OTHER MATTERS

         We are not aware of any business that will be presented at the Annual Meeting other than the matters described above in this Proxy Statement. However, if any other matters should properly come before the Annual Meeting or any adjournments or postponements thereof, it is intended that the proxies solicited hereby will be voted with respect to those other matters in accordance with the judgment of the persons voting the proxies.

                                           BY ORDER OF THE BOARD OF DIRECTORS

                                           /s/ Rachel E. Wiegert
                                           -------------------------------------
Manitowoc, Wisconsin                       Rachel E. Wiegert
March 12, 2004                             Secretary

                                      PROXY
                          FIRST MANITOWOC BANCORP, INC.

                         ANNUAL MEETING OF SHAREHOLDERS
                                 APRIL 19, 2004

The undersigned hereby appoints John M. Webster and Robert S. Weinert, and each or either of them, proxies of the undersigned, with full power of substitution, to vote for the undersigned all shares of Common Stock which the undersigned is entitled to vote at the Annual Meeting of Shareholders of First Manitowoc Bancorp, Inc. (the "Corporation"), to be held on Monday, April 19, 2004, and at any adjournment thereof upon the following matters as directed below:

1. The election of three (3) members of the classified Board of Directors of the Corporation for three-year terms expiring in 2007.

         FOR all nominees listed                 WITHHOLD AUTHORITY
         (except as marked to the contrary)      to vote for all nominees listed

              John C. Miller, John E. Nordstrom, and John J. Zimmer

         (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR AN INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE ABOVE LIST.)

2. To transact any other business which may properly come before the Meeting.

IN THE ABSENCE OF AN INDICATION TO THE CONTRARY, THIS PROXY WILL BE VOTED "FOR"
ITEM 1 ABOVE, AND IN THE DISCRETION OF THE PROXIES ON ANY OTHER BUSINESS.

         Signed this _____ day of ____________, 2004.

                                           _______________________________(SEAL)
                                           Signature

                                           _______________________________(SEAL)
                                           Signature

                                           _____________________________________
                                           Signers name typed or printed.

Please sign and mail in the enclosed envelope. When signing as attorney, executor, administrator, trustee or guardian, or other person signing in representative capacity, you must give your full title as such. If shares are held jointly or in two or more names, all persons so named must sign. A corporation must sign in full corporate name by its duly authorized officer.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    CORPORATION USE ONLY                        Number of Shares ______________